Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2019 RESULTS

AND NEXT STEPS UNDER ITS CAPITAL RETURN PROGRAM

Comparable store sales increase 2.6% in the quarter; full-year guidance raised

Plans to annually grow store base by 25 to 30 stores and remodel 50 stores

Peter Sachse named Interim CEO

Authorizes $25 million share repurchase program

SAVANNAH, GA (November 26, 2019) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited results for the third quarter of fiscal 2019.

Financial Highlights – Third quarter ended November 2, 2019

Total sales in the third quarter ended November 2, 2019 increased 4.4% to $183.1 million, compared with $175.4 million in the third quarter ended November 3, 2018. Comparable store sales increased 2.6% in the quarter.

The Company had a net loss of $(1.1) million, or $(0.09) per diluted share, in the third quarter of 2019, compared with a net loss of $(0.5) million, or $(0.04) per diluted share, in last year’s third quarter. Selling, general and administrative expenses in this year’s third quarter included approximately $0.7 million of costs associated with the planned CEO transition and Board changes that were reported previously. Such expenses had an adverse impact on loss per diluted share of $0.05 during the quarter.

During the third quarter, the Company opened six new stores, relocated or expanded two stores and closed two stores, ending the period with 566 stores in operation.

Financial Highlights – First three quarters ended November 2, 2019

Total sales in the first three quarters of fiscal 2019 increased 0.4% to $570.9 million, compared with $568.4 million in the first three quarters of fiscal 2018. Comparable store sales decreased 1.2% in the first three quarters of this year.

In the first three quarters of 2019, the Company had net income of $7.1 million on a GAAP basis, or $8.0 million when adjusted for proxy contest-related expenses*, compared with net income in last year’s first three quarters of $14.0 million. Earnings per diluted share in the first three quarters of 2019 were $0.60 on a GAAP basis, or $0.67 when adjusted for proxy contest-related expenses*, compared with earnings per diluted share of $1.06 in the first three quarters of 2018.

CTRN Announces Third Quarter 2019 Results and

Next Steps Under its Capital Return Program

November 26, 2019

Strategic Initiatives Update

Bruce Smith, President and Chief Executive Officer, commented, “In the third quarter, we continued to make meaningful progress with our strategic initiatives. Our ongoing efforts to shift the merchandise mix more towards the growing accessory and home categories contributed to our best comparable store sales result since last year’s second quarter. In addition to the strength in non-apparel sales in the third quarter, we were also encouraged to see positive comparable store sales in our Ladies’ and Men’s apparel categories with a significantly leaner inventory investment.”

Smith further noted, “Comparable store sales increased 2.6% in the quarter, with October registering the largest increase, benefiting from an accelerated shift towards our non-apparel merchandise. Importantly, the sales gains were achieved on inventories in comparable stores that were 7% lower than at the end of last year’s third quarter. Given the high quality of our inventory, coupled with the recent sales momentum, including solid trends thus far in the fourth quarter, we are optimistic about the upcoming holiday season.”

Smith continued, “Lisa Powell, our new Chief Merchandising Officer, has now been with the Company for almost two months and is keenly focused on continuing our positive momentum in the areas of merchandising, planning and allocation, while Peter Sachse, Special Advisor to the CEO, has continued to work with management on the strategic initiatives that were outlined last quarter.

In connection with that work, we have prepared a roadmap to implement these strategies, which includes a plan for the organizational structure, resources and systems needed to achieve our goals related to the profitable growth of comparable store sales and new stores.

A critical portion of this roadmap involves the accelerated shift in our merchandise mix towards non-apparel, which includes moving aggressively to more gift-giving merchandise during the holiday season and expanded home assortments throughout the year. Fixtures have been added to our stores to accommodate this shift, and we are encouraged by the early results.

In addition, the roadmap contemplates the optimization of our real estate opportunities over the next three years, as we aim to open 25 to 30 new stores annually and complete major remodels in 50 existing stores each year. We have already approved 14 new store locations to be opened in 2020 and expect to perform major remodels in 20 stores in January 2020, followed closely by 30 more stores in the second quarter of 2020.”

Guidance

The Company is increasing the lower end of its full year fiscal 2019 earnings per diluted share guidance, resulting in a range of $1.40 to $1.50 when adjusted for proxy-contest related expenses*, which includes an assumption that comparable store sales will increase in a range of 2% to 4% in the fourth quarter of 2019.

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CTRN Announces Third Quarter 2019 Results and

Next Steps Under its Capital Return Program

November 26, 2019

Leadership Transition

The Board of Directors today announced that Peter Sachse, a member of the Company’s Board of Directors and the current Special Advisor to the CEO, has been appointed as the Interim Chief Executive Officer of the Company effective as of December 9, 2019. The Board is continuing its search for a permanent CEO. Mr. Smith intends to remain with the Company as its President until February 1, 2020 and will assist Mr. Sachse in all matters that relate to the implementation of the Company’s strategic plan.

“We are pleased that Peter has accepted the role of Interim CEO to continue the momentum that he and Bruce have helped create since Peter stepped into the role of Special Advisor to the CEO in June of this year,” said Citi Trends’ Board Chairman, Brian Carney. “It allows us to continue to execute on the strategic initiatives within our three-year roadmap while being very thoughtful about finding the right permanent CEO for Citi Trends. And, we are very pleased that Bruce will continue to assist Peter in those duties through the end of our fiscal year, creating a smooth transition as we capitalize on the positive changes that are occurring in our business.”

Capital Return Program

During the first three quarters of 2019, the Company repurchased 563,000 shares of its common stock at an aggregate cost of $9.7 million, completing its most recent authorization. The Company’s Board of Directors today announced the authorization of another $25 million share repurchase program as the next step in its expanded capital return program. The Company expects to fund the share repurchase program from cash on hand.

In addition, the Company announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share, payable on December 24, 2019, to shareholders of record as of the close of business on December 10, 2019.

Mr. Carney commented, “The Board’s action today, authorizing an additional $25 million share repurchase program, is another extension of the capital return program that was initiated in 2015 and expanded in 2017, resulting in returns of capital to shareholders totaling $107 million to date in the form of dividends and share repurchases. Such actions demonstrate the Board’s confidence in our business and its commitment to rewarding stockholders while maintaining the financial flexibility needed to invest in and grow our business.”

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (303) 223-4396. A replay of the conference call will be available until December 3, 2019, by dialing (402) 977-9140 and entering the passcode, 21932471.

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CTRN Announces Third Quarter 2019 Results and

Next Steps Under its Capital Return Program

November 26, 2019

The live broadcast of Citi Trends' conference call will be available online at the Company's website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company operates 566 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

*Non-GAAP Financial Measure

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

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CTRN Announces Third Quarter 2019 Results and

Next Steps Under its Capital Return Program

November 26, 2019

Contact:	Bruce Smith
President and Chief Executive Officer
(912) 443-2075

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CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	November 2, 2019	November 3, 2018
	(unaudited)	(unaudited)
Net sales	$183,050	$175,364

Cost of sales (exclusive of depreciation shown separately below)	(114,579)	(110,420)
Selling, general and administrative expenses	(65,539)	(61,189)
Depreciation	(4,520)	(4,600)
Asset impairment	-	(180)
Loss from operations	(1,588)	(1,025)
Interest income	421	321
Interest expense	(39)	(39)
Loss before income taxes	(1,206)	(743)
Income tax benefit	122	237
Net loss	$(1,084)	$(506)

Basic net loss per common share	$(0.09)	$(0.04)
Diluted net loss per common share	$(0.09)	$(0.04)

Weighted average number of shares outstanding
Basic	11,636	12,780
Diluted	11,636	12,780

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018
	(unaudited)	(unaudited)
Net sales	$570,912	$568,395

Cost of sales (exclusive of depreciation shown separately below)	(357,429)	(350,231)
Selling, general and administrative expenses	(191,975)	(186,478)
Depreciation	(13,741)	(14,250)
Asset impairment	(472)	(1,122)
Income from operations	7,295	16,314
Interest income	1,214	979
Interest expense	(117)	(114)
Income before income taxes	8,392	17,179
Income tax expense	(1,311)	(3,152)
Net income	$7,081	$14,027

Basic net income per common share	$0.60	$1.06
Diluted net income per common share	$0.60	$1.06

Weighted average number of shares outstanding
Basic	11,831	13,224
Diluted	11,842	13,269

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CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	November 2, 2019	November 3, 2018
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$23,731	$28,378
Short-term investment securities	32,305	42,939
Inventory	135,395	139,699
Prepaid and other current assets	16,774	15,282
Property and equipment, net	55,704	55,643
Operating lease right of use assets (1)	154,267	-
Long-term investment securities	16,272	10,320
Other noncurrent assets	7,802	7,947
Total assets	$442,250	$300,208

Liabilities and Stockholders' Equity:
Accounts payable	$71,699	$68,342
Accrued liabilities	23,631	25,836
Current operating lease liabilities (1)	41,659	-
Other current liabilities	2,208	2,106
Noncurrent operating lease liabilities (1)	120,485	-
Noncurrent liabilities	1,921	8,001
Total liabilities	261,603	104,285

Total stockholders' equity	180,647	195,923
Total liabilities and stockholders' equity	$442,250	$300,208

(1)  Lease assets and liabilities recorded in connection with the adoption of ASU No. 2016-02, Leases (Topic 842)

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CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest-related expenses and earnings per diluted share adjusted for proxy contest-related expenses for the thirty-nine weeks ended November 2, 2019.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended November 2, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Net sales	$183,050	$-	$183,050

Cost of sales (exclusive of depreciation shown separately below)	(114,579)	-	(114,579)
Selling, general and administrative expenses	(65,539)	-	(65,539)
Depreciation	(4,520)	-	(4,520)
Asset impairment	-	-	-
Loss from operations	(1,588)	-	(1,588)
Interest income	421	-	421
Interest expense	(39)	-	(39)
Loss before income taxes	(1,206)	-	(1,206)
Income tax benefit	122	-	122
Net loss	$(1,084)	$-	$(1,084)

Basic net loss per common share	$(0.09)		$(0.09)
Diluted net loss per common share	$(0.09)		$(0.09)

Weighted average number of shares outstanding
Basic	11,636		11,636
Diluted	11,636		11,636

	Thirty-Nine Weeks Ended November 2, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Net sales	$570,912	$-	$570,912

Cost of sales (exclusive of depreciation shown separately below)	(357,429)	-	(357,429)
Selling, general and administrative expenses	(191,975)	1,042	(190,933)
Depreciation	(13,741)	-	(13,741)
Asset impairment	(472)	-	(472)
Income from operations	7,295	1,042	8,337
Interest income	1,214	-	1,214
Interest expense	(117)	-	(117)
Income before income taxes	8,392	1,042	9,434
Income tax expense	(1,311)	(163)	(1,474)
Net income	$7,081	$879	$7,960

Basic net income per common share	$0.60		$0.67
Diluted net income per common share	$0.60		$0.67

Weighted average number of shares outstanding
Basic	11,831		11,831
Diluted	11,842		11,842

(1)  Proxy contest expenses and related tax effects

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